EXHIBIT 11

                             Deposit Guaranty Corp.
                       Computation of Per Share Earnings
                               December 31, 1995

                                                 Year Ended December 31, 1995
                                               --------------------------------
                                                                      Fully
                                                 Primary             Diluted
                                               ------------        ------------

Computation of weighted average
- -------------------------------
  shares outstanding:
  -------------------

  Common stock outstanding,
    January 1, 1995                               17,578,052         17,578,052

  Common stock issued due
    to mergers                                     2,395,515          2,395,515

  Common stock issued due to
    exercise of options                               30,376             30,376

  Shares purchased by
    the Company                                     (788,362)          (788,362)
                                                ------------       ------------

  Weighted average shares
    outstanding                                   19,215,581         19,215,581
                                                ============       ============


Computation of net income:
- --------------------------

  Net income                                   $  72,620,000      $  72,620,000
                                                ============       ============

Computation of per share
- ------------------------
  earnings:
  ---------

  Net income divided by weighted
    average shares outstanding                 $        3.78      $       3.78
                                                ============       ============


Note - Additional weighted average shares outstanding for options under the Company's incentive stock plan were 174,435 and 212,062 for calculating primary and fully diluted net income per share, respectively. The dilutive effect of such options was, therefore, not material.

                             Deposit Guaranty Corp.
                       Computation of Per Share Earnings
                               December 31, 1994


                                                 Year Ended December 31, 1994
                                               --------------------------------
                                                                      Fully
                                                 Primary             Diluted
                                               -----------         ------------

Computation of weighted average
- -------------------------------
  shares outstanding:
  -------------------

  Common stock outstanding,
    January 1, 1994                               17,667,852         17,667,852

  Common stock issued due to
    exercise of options                                6,857              6,857

  Shares purchased by
    the Company                                       (6,647)            (6,647)
                                                 -----------        -----------

  Weighted average shares
    outstanding                                   17,668,062         17,668,062
                                                 ===========        ===========


Computation of net income:
- --------------------------

  Net income                                    $ 67,130,000       $ 67,130,000
                                                ============       ============

Computation of per share
- ------------------------
  earnings:
  ---------

  Net income divided by weighted
    average shares outstanding                  $       3.80       $       3.80
                                                ============       ============


Note - Additional weighted average shares outstanding for options under the Company's incentive stock plan were 128,452 and 127,768 for calculating primary and fully diluted net income per share, respectively. The dilutive effect of such options was, therefore, not material.

                             Deposit Guaranty Corp.
                       Computation of Per Share Earnings
                               December 31, 1993


                                                 Year Ended December 31, 1993
                                               --------------------------------
                                                                      Fully
                                                 Primary             Diluted
                                               -----------         ------------

Computation of weighted average
- -------------------------------
  shares outstanding:
  -------------------

  Common stock outstanding
    January 1, 1993                             17,602,706           17,602,706

  Common stock issued due to
    exercise of options                             47,146               47,146
                                               -----------          -----------

  Weighted average shares
    outstanding                                 17,649,852           17,649,852
                                               ===========          ===========


Computation of net income:
- --------------------------

  Net income                                  $ 66,552,000         $ 66,552,000
                                              ============         ============


Computation of per share
- ------------------------
  earnings:
  ---------

  Net income divided by weighted
    average shares outstanding                $       3.77         $       3.77
                                              ============         ============


Note - Additional weighted average shares outstanding for options under the Company's incentive stock plan were 132,976 and 119,418 for calculating primary and fully diluted net income per share, respectively. The dilutive effect of such options was, therefore, not material.